CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-272356 and 333-272357 on Form S‑8 of our reports dated February 21, 2025, relating to the financial statements of Knife River Corporation and the effectiveness of Knife River Corporation's internal control over financial reporting appearing in this Annual Report on Form 10‑K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
February 21, 2025